                                                               AUTOMATIC
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                      EFFECTIVE December 1, 2004

                                                     PRUCO LIFE INSURANCE COMPANY
                                              (hereinafter referred to as "THE COMPANY")

                                                         213 Washington Street
                                                           Newark, NJ 07102

                                                                  And

                                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                             (hereinafter referred to as "THE REINSURER")

                                                           751 Broad Street
                                                     Newark, New Jersey 07102-2992

ATTACHMENTS:

SCHEDULE A - REINSURANCE COVERAGE

SCHEDULE B - AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS

SCHEDULE C - MONTHLY BILLING AND ACCOUNTING SUMMARY, POLICY EXHIBIT SUMMARY, AND QUARTERLY RESERVE SUMMARY

                                                AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This Agreement is solely between THE REINSURER and THE COMPANY,  a life insurance  company  domiciled in Arizona.  There is no third party beneficiary to this Agreement.  Reinsurance  under this Agreement will not create any right or legal  relationship between THE REINSURER and any other person, for example, any insured, policyowner, agent, beneficiary, or assignee.

         The terms of this  Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The parties to this Agreement are bound by ongoing and continuing obligations and liabilities for the duration of this Agreement.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will incept on the date hereof, to be effective as of 12:00 A.M., December 1, 2004 ("Effective Date").

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  The parties may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written  notice.  THE REINSURER  will  continue to accept new  reinsurance  during the
         90-day period.

         In addition,  this Agreement may be terminated  immediately  for the  acceptance of new  reinsurance by either party if one of the parties materially breaches this Agreement or becomes insolvent.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based and THE REINSURER  fulfills all of its  obligations  under this  Agreement,  provided that THE COMPANY  continues to pay reinsurance  premiums as described in Section 9. However,  existing  reinsurance  may be  terminated  in  accordance  with the recapture provision described in Section 17.

5.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis on the portion of each policy that is reinsured as described in Schedule A.  The reinsurance will be on a "Benefits Paid" basis.  For purposes of this Agreement, Benefits
         Paid means death benefits paid by THE COMPANY on or after the Effective Date, even if the death of the insured took place prior to the Effective Date.  For example, for a policy with a date of death prior to the Effective Date and for which THE
         COMPANY paid the claim on or after the Effective Date, THE REINSURER will be liable for its share of the benefit.

6.       AUTOMATIC REINSURANCE

         THE REINSURER agrees to automatically accept contractual risks on the life insurance policies shown in Schedule A.

7.       COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement  of THE  REINSURER's  reinsurance  coverage on any policy or Pre-issue  Risk under this Agreement is described as follows.  THE  REINSURER's  reinsurance  coverage for any policy with a policy  effective  date on or after the Effective Date will begin  simultaneously  with THE COMPANY's  contractual  liability for the policy reinsured.  THE REINSURER's  reinsurance coverage  for any policy  with a policy  effective  date prior to the  Effective  Date will begin on the  Effective  Date.  In either  instance,  no coverage will begin prior to the Effective  Date.  Reinsurance  coverage for all policies that are ceded under  this  Agreement  will end  simultaneously  with THE  COMPANY's  contractual  liability  for the  policy  reinsured.  In addition,  THE  REINSURER  will be liable  for  benefits  related to any  Pre-issue  Risk.  For  purposes  of this  Agreement,
         Pre-issue  Risk  refers to coverage  provided  by THE COMPANY  under any  Limited  Insurance  Agreement,  temporary  insurance agreement or conditional receipt or other similar agreement or receipt.

8.       REINSURANCE PREMIUM RATES

         a.   LIFE REINSURANCE.  Reinsurance premiums per $1,000 are shown in Schedule B.  The mode of payment will be monthly.  Each monthly premium will be calculated using (1) the issue age of the insured under the policy, (2) the duration since issuance of the policy and (3) the current underwriting classification.  The duration since issue will be measured in whole years.  Any fractional portion of a year since issue will be ignored.

b.       RATES NOT  GUARANTEED.  THE  REINSURER  reserves  the right to change  the rates at any time.  If THE  REINSURER  changes  the rates,  it will give THE COMPANY a 90-day prior  written  notice of the change.  Any change  applies only to  reinsurance premiums due after the expiration of the notice period.

              THE REINSURER  further agrees that THE COMPANY's  right of recapture under Section 17 of this Agreement will be triggered if THE COMPANY deems a rate change unacceptable.

9.       PAYMENT OF REINSURANCE PREMIUMS

         a.     PREMIUM DUE. For each policy  reinsured  under this  Agreement,  reinsurance  premiums are payable on a calendar  month basis.  On or around the fifth business day of each calendar  month,  THE COMPANY will calculate the amount of premiums payable for that month.  Within 20 days of such time,  THE COMPANY  will send to THE  REINSURER a statement  of account for that period along with payment of the full balance due.  Also,  there will be a supplemental  reinsurance  premium.
                The  supplemental  reinsurance  premium is shown in Schedule B and is due on the  Effective  Date. On any payment date, monies  payable  between THE REINSURER and THE COMPANY under this Agreement may be netted to determine the payment due.
                This  offset  will apply  regardless  of the  insolvency  of either  party as  described  in Section  20, to the extent permitted by law. If the  statement of account shows a balance due THE COMPANY,  THE  REINSURER  will remit that amount to THE COMPANY within 30 days of receipt of the statement of account.  If the reinsurance  premium cannot be determined on an exact basis by the dates  described  below,  such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments.

         b.     FAILURE TO PAY  PREMIUMS.  If  reinsurance  premiums are 90 days past due, for reasons other than those due to error or omission as defined  below in Section 19, the premiums  will be  considered  in default and THE REINSURER may terminate the  reinsurance  by providing a 30-day  prior  written  notice,  provided  payment is not received  within that 30-day period.  THE REINSURER will have no further  liability as of the  termination  date for benefits  applicable to periods for which  premium is not paid.  THE COMPANY will be liable for the prorated  reinsurance  premiums to the  termination date.

                THE COMPANY may reinstate  reinsurance  terminated for non-payment of balances due at any time within 60 days following the date of  termination.  However,  THE REINSURER  will have no liability  for claims paid by THE COMPANY  between the termination date and the reinstatement date.

         c.     PREMIUM  ADJUSTMENT.  If THE COMPANY  overpays a reinsurance  premium and THE REINSURER  accepts the  overpayment,  THE
                REINSURER's  acceptance  will not  constitute  or create a reinsurance  liability or increase any existing  reinsurance liability.  Instead,  THE REINSURER will be liable to THE COMPANY for a credit in the amount of the  overpayment.  If a reinsured policy  terminates,  THE REINSURER will not refund the portion of the premium for the period from the date of the termination of the policy to the date to which the reinsurance premium has been paid.

10.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

11.      DAC TAX AGREEMENT

         THE COMPANY and THE  REINSURER,  herein  collectively  called the "Parties",  or singularly the "Party",  hereby enter into an election under Treasury  Regulations  Section 1.848-2(g) (8) as promulgated under the Internal Revenue Code, as found in Title
         26 of the United  States  Code,  hereinafter  referred  to as the  Regulations  and the IRC.  Both  parties  agree to make the election  contemplated by this Section 11 by timely  attaching to their U.S. tax returns the schedule  contemplated by Section
         1.848-2(g)(8)(ii) of the Regulations.  Furthermore, the parties agree to the following:

a.       For each taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  Regulations, will  capitalize  specified  policy  acquisition  expenses with respect to this  Agreement  without regard to the general deductions limitation of Section 848 (c) (1);

b.       THE COMPANY and THE REINSURER  agree to exchange  information  pertaining to the net  consideration  under this Agreement each year to insure consistency or as otherwise required by the U.S. Internal Revenue Service;

c.       THE COMPANY will submit to THE  REINSURER by May 1 of each year its  calculation  of the net  consideration  for the preceding calendar year.

d.       THE REINSURER may contest such  calculation by providing an  alternative  calculation to THE COMPANY in writing within 30 days of THE REINSURER's receipt of THE COMPANY's  calculation.  If THE REINSURER does not so notify THE COMPANY, THE REINSURER will report the net  consideration  as determined by THE COMPANY in THE REINSURER's tax return for the previous  calendar year;

e.       If THE REINSURER contests THE COMPANY's  calculation of the net consideration,  the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date THE REINSURER submits its alternative  calculation.  If THE
              COMPANY and THE REINSURER do not reach agreement on the net amount of consideration  within such 30-day period,  then the net amount of  consideration  for such year shall be determined by an independent  accounting firm acceptable to both THE
              COMPANY and THE REINSURER within 20 days after the expiration of such 30-day period.

f.       THE COMPANY and THE  REINSURER  agree that this  election  shall first be effective for the 2004 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

         THE  REINSURER  and THE COMPANY  represent  and warrant that they are subject to U.S.  taxation  under either  Subchapter L of
         Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the IRC of 1986, as amended.

12.      REPORTS

         The reporting  period is shown in Schedule A. For each  reporting  period,  THE COMPANY will submit to THE REINSURER a billing and  accounting  summary  similar to that shown in Schedule  C. In  addition,  within 15  business  days after the end of each calendar year, THE COMPANY will submit a policy exhibit summary similar to that shown in Schedule C.

13.      RESERVES FOR REINSURANCE

         As a result of  reinsurance  premiums  being paid on a monthly mode on a calendar  month basis,  there will be no  reinsurance reserve.

14.      CLAIMS

a.       AMOUNT AND PAYMENT OF BENEFITS.  THE  REINSURER  will  reimburse THE COMPANY for death claims paid by THE COMPANY with respect to the policies  reinsured under this Agreement.  The amount of the reimbursement  will be equal to the percentage of the claims paid by THE  COMPANY,  where such  percentage  is the portion of the policy  reinsured as shown in Schedule A. The death claims  reimbursed  under this  Agreement  will be  determined  from the death claims paid by the THE COMPANY on or after the Effective Date.

b.       LIVING NEEDS BENEFITS.  Living Needs Benefit claims will be administered in the same way as death claims.

c.       CLAIM  INTEREST.  THE  REINSURER  will pay its share of any interest  reported by THE COMPANY on any claim payment made by THE
              COMPANY in accordance with its usual claim payment procedures.

d.       CLAIM  EXPENSES.  THE REINSURER will pay its share of the unusual expense of adjudicating  contestable  claims.  THE REINSURER will not reimburse THE COMPANY for the routine  expenses and  compensation  of officers and employees of the COMPANY.  In addition,  except as stated in the previous  sentence,  if THE  REINSURER  has chosen to  participate  in a contest,  THE
              REINSURER will pay its share of the unusual expense of THE COMPANY of adjudicating  contestable claims, which expense was incurred by THE COMPANY,  including  investigation  expenses and compensation  expenses charged by THE COMPANY's  Special
              Investigation  Unit.  Such Special  Investigation  Unit  expenses  will not increase more than 5% per year of the current hourly rate ($39 for 2004) of  contestable  claim  investigation.  The term  "unusual  expense"  shall mean all  expenses associated with the contestable  claim other than the THE COMPANY's  normal and customary claim  administration  expenses that are commonly  incurred  with the normal and customary  settlement of  non-contestable  claims.  Notwithstanding  the above, THE REINSURER will not be liable for any unusual  expenses for any period of time after THE REINSURER  chooses not to  participate  in a contested,  compromised  or litigated  claim.  THE REINSURER  will not be liable for any portion of unusual  expenses for any period of time after THE REINSURER has notified THE COMPANY of its decision not to  participate in a contested,  compromised or litigated  claim.  THE REINSURER will not reimburse  expenses  incurred by THE COMPANY in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

e.       EXTRACONTRACTUAL  DAMAGES.  THE  REINSURER  will  participate  in statutory,  punitive or  compensatory  damages,  paid by THE
              COMPANY in connection with the policies  reinsured under this  Agreement.  In addition,  THE REINSURER will pay its share of statutory penalties paid by THE COMPANY in connection with the policies reinsured under this Agreement.

              For purposes of this provision, the following definitions will apply:

              "Punitive Damages" are those damages awarded as a penalty, the amounts of which are not governed or fixed by statute;

              "Statutory Penalties" are those amounts that are awarded as a penalty, but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

15.      MISREPRESENTATION AND MISSTATEMENT

         If  there  is  an  adjustment  to  the  policy  benefit  in  a  policy  reinsured  under  this  Agreement,  as a  result  of a misrepresentation or misstatement of age or sex, then a corresponding adjustment to the reinsurance benefit will be made.

16.      POLICY CHANGES

         If a  reinsured  policy is changed as  described  below,  a  corresponding  change  will be made in the  reinsurance  for that policy.

a.       CONVERSIONS.  If a reinsured  term policy is converted  to a permanent  plan of insurance  that is currently  reinsured  under this Agreement as defined in Schedule A, then  reinsurance of such policy under this  Agreement  shall be continued.  The amount of reinsurance  on the permanent  plan may be different  than the amount of reinsurance  under the term policy and will be adjusted as appropriate as of the effective date of the conversion.

              If a reinsured  term policy is converted to a permanent  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then the reinsurance  under this Agreement will cease as of the effective date of the conversion.

b.       INCREASES.  If the amount of  insurance  under a reinsured  policy is  increased,  then the amount of  reinsurance  under this
              Agreement will be adjusted as of the effective date of the increase.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then the  reinsurance  under this  Agreement  will cease as of the effective  date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a policy of the type that is reinsured  under this
              Agreement as defined in Schedule A, then reinsurance will commence as of the policy date of the new policy.

e.       DEATH  BENEFIT  OPTION  CHANGES.  If the death  benefit  option  under a  reinsured  policy is changed  and the face amount of insurance is either  increased or decreased,  the net amount at risk reinsured under this Agreement after the change will be adjusted as appropriate.

f.       REDUCED PAID-UP  INSURANCE.  If any policy  reinsured under this Agreement is changed to Reduced  Paid-Up  Insurance,  the net amount at risk  reinsured  will be adjusted as  appropriate  and  reinsurance  will be continued in  accordance  with the provisions of the  underlying  policy.  Reinsurance  payments for the adjusted  policy will be  calculated  using (1) the issue age of the  original  policy,  (2) the duration  since  issuance of the  original  policy and (3) the  underwriting classification immediately prior to the change to Reduced Paid-Up Insurance.

g.       FULLY PAID-UP INSURANCE.  If any policy reinsured under this Agreement is changed to Fully Paid-Up  Insurance,  the net amount at risk reinsured will be adjusted as appropriate and reinsurance  will be continued in accordance with the provisions of the underlying  policy.  Reinsurance  payments for the adjusted policy will be calculated  using (1) the issue age of the original  policy,  (2) the  duration  since  issuance  of the  original  policy and (3) the  underwriting  classification immediately prior to the change to Fully Paid-Up Insurance.

h.       EXTENDED TERM INSURANCE.  If any policy  reinsured under this Agreement is changed to Extended Term Insurance,  the net amount at risk reinsured will be adjusted as appropriate and reinsurance  will be continued in accordance with the provisions of the underlying  policy.  Reinsurance  payments for the adjusted policy will be calculated  using (1) the issue age of the original  policy,  (2) the  duration  since  issuance  of the  original  policy and (3) the  underwriting  classification immediately prior to the change to Extended Term Insurance.

i.       OPTION TO EXCHANGE  INSUREDS.  Policies  issued as a result of the 'Option to Exchange  Insureds'  provision are covered under this Agreement.

j.       ADD-ON LIVES.  Policies issued to add-on lives are covered under this Agreement.

17.      RECAPTURE

         At any time during the term of the  Agreement,  THE COMPANY may elect to recapture in full the coverage  reinsured  under this
         Agreement following the occurrence of any of the following events:

(1)      Non-payment of reinsurance claims that are not in dispute and that are seventy days past due from THE REINSURER.
(2)       THE REINSURER is deemed insolvent as described in Section 20.

         If THE COMPANY  elects to recapture the risks ceded to THE REINSURER  under this  Agreement as stated above,  it will do so by giving written  notice to THE REINSURER.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement shall be recaptured,  effective as of the date specified in THE COMPANY's  notice.  If
         THE COMPANY does not specify in the written notice the date that such recapture is to be effective,  then the recapture  shall be effective immediately upon THE REINSURER's receipt of the notice.

         If a policy is recaptured,  THE REINSURER will pay THE COMPANY the unearned  reinsurance  premium within 30 days following the date of  recapture.  THE  REINSURER  shall  not be  liable,  under  this  Agreement,  for any  claims  paid  after the date of recapture.  In addition,  THE REINSURER  will pay THE COMPANY an amount equal to the  percentage of the death claims in course of settlement and claims  incurred but not yet reported as of the date of the recapture,  where such percentage is the portion of the policy reinsured as shown in Schedule A.

18.      REINSTATEMENTS

         If THE COMPANY reinstates a policy that was originally  reinsured under this Agreement,  then THE REINSURER's  reinsurance for the policy shall be reinstated.

19.      ERRORS AND OMISSIONS

         If either THE  REINSURER  or THE  COMPANY  fails to comply  with any of the terms of this  Agreement  and it is shown that the failure was  unintentional or the result of a  misunderstanding  or an  administrative  oversight on the part of either party, this  Agreement  will remain in effect.  If the failure to comply  changes the  operation  or effect of this  Agreement,  both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

20.      INSOLVENCY

         For the purpose of this Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent" if one or more of the following occurs:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.       Either THE COMPANY or THE  REINSURER is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy  or similar status pursuant to the laws of any state or of the United States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of THE COMPANY or THE REINSURER, as the case may be.

         The  reinsurance  under this  Agreement  is payable by THE  REINSURER  on the basis of the  liability  of THE COMPANY  without diminution  because of the insolvency of THE COMPANY  unless under this Agreement THE REINSURER  assumes the liability for the reinsurance  as of the same  effective  date.  THE  REINSURER  shall make payment  directly to THE COMPANY or to its statutory successor by whatever name called for the purpose of liquidating or  rehabilitating  the business of THE COMPANY unless either this  Agreement or the policies  reinsured  required THE REINSURER to make payment to the payees under the policies  reinsured in the event THE  COMPANY  becomes  insolvent,  or THE  REINSURER  with the consent of the direct  insured  assumes the policy obligations  of the ceding  insurer to the payees under the policies  reinsured in  substitution  for the  obligations  of THE
         COMPANY to those payees.

         In the event  THE  REINSURER  is  deemed  insolvent,  THE  REINSURER  will be bound by any  legal  directions  imposed  by its liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such legal directions,  THE COMPANY shall have the right to cancel this  Agreement  with respect to  occurrences  taking place on or after the date THE  REINSURER first  evidences  insolvency.  Such  right to cancel  shall be  exercised  by  providing  THE  REINSURER  (or its  liquidator, conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's intent to recapture ceded business.  If
         THE COMPANY  exercises  such right to cancel and recapture  ceded  business,  such election  shall be in lieu of any premature recapture fee. Upon such  election,  THE COMPANY shall be under no obligation to THE REINSURER,  its  liquidator,  receiver or statutory successor.

21.      ARBITRATION

a.       GENERAL.  All  disputes and  differences  under this  Agreement  that cannot be amicably  agreed upon by the parties  shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret  this  Agreement  and, in doing so, will consider the customs and practices of the life insurance and life  reinsurance  industry.  The arbitrators  will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are relieved of all judicial formalities  and may abstain from following the strict rules of law. The  arbitration  shall take place within the United
              States.

b.       NOTICE.  To initiate  arbitration,  one of the parties  will notify the other,  in writing,  of its desire to  arbitrate.  The notice  will  state the  nature of the  dispute  and the  desired  remedies.  The party to which the  notice is sent will respond to the  notification in writing within 10 days of receipt of the notice.  At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.  Arbitration will be heard before a panel of three  disinterested  arbitrators.  The arbitrators will be current or former executive officers or employees of life insurance or reinsurance  companies;  however, these companies will not be either  party or any of  their  reinsurers  or  affiliates.  Each  party  will  appoint  one  arbitrator.  Notice  of the appointment of these  arbitrators will be given by each party to the other party within 30 days of the date of mailing of the  notification  initiating the  arbitration.  These two arbitrators  will, as soon as possible,  but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator.

              Should either party fail to appoint an arbitrator or should the two initial  arbitrators be unable to agree on the choice of a third  arbitrator,  each  arbitrator  will nominate three  candidates,  two of whom the other will decline,  and the decision  will be made by  drawing  lots on the  final  selection.  Once  chosen,  the  three  arbitrators  will have the authority to decide all  substantive and procedural  issues by a majority vote. The  arbitration  hearing will be held on the date  fixed by the  arbitrators  at a location  agreed  upon by the  parties.  The  arbitrators  will issue a written decision from which there will be no appeal.  Either party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

d.       COSTS.  Each party will pay the fees of its own  attorneys,  the  arbitrator  appointed by that party,  and all other expenses connected with the presentation of its own case.  The two parties will share equally the cost of the third arbitrator.

22.      GOOD FAITH

         Each party agrees that all matters with respect to this Agreement require its utmost good faith.

23.      REPRESENTATIONS AND WARRANTIES

         THE COMPANY  represents and warrants to THE REINSURER that it is solvent in all  jurisdictions in which it does business or is licensed.  THE  REINSURER  represents  and  warrants to THE COMPANY  that it is solvent on a statutory  basis in all states in which it does  business or is  licensed.  Each party  agrees to promptly  notify the other if it is  subsequently  financially impaired.  Each party  affirms  that it has and will  continue to disclose  all matters  material to this  Agreement  and each cession.  Examples of such matters are a material  change in  underwriting  or issue  practices or philosophy,  or a change in each party's ultimate ownership or control.

         THE COMPANY represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Arizona.
b.       It is  empowered  under  applicable  laws and by its charter and bylaws to enter into and perform the duties  contemplated  in this Agreement.
c.       It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this
              Agreement.
d.       It has obtained any and all regulatory approvals as may be required for THE COMPANY to cede the Policies covered hereunder.
e.       It will take no unauthorized  action that would encourage the policyholders  whose policies are reinsured under this Agreement to surrender,  reduce or otherwise  terminate their existing coverages either through direct or indirect acts,  including but not limited to, a plan of internal replacement, without the consent of THE REINSURER.
f.       THE COMPANY  acknowledges  that THE  REINSURER is entering  into this  Agreement in reliance  upon these  representations  and warranties of THE COMPANY.

         THE REINSURER represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of New Jersey.
b.       It is  empowered  under  applicable  laws and by its charter and bylaws to enter into and perform the duties  contemplated  in this Agreement.
c.       It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this
              Agreement.
d.       It has obtained any and all  regulatory  approvals as may be required  for THE  REINSURER to provide the  reinsurance  covered hereunder.
e.       THE  REINSURER  acknowledges  that THE COMPANY is entering  into this  Agreement in reliance  upon these  representations  and warranties of THE REINSURER.

24.      MEDICAL INFORMATION BUREAU

         THE  REINSURER is required to strictly  adhere to the Medical  Information  Bureau Rules,  and THE COMPANY  agrees to abide by these Rules,  as amended from time to time. THE COMPANY will not submit a preliminary  notice,  application  for  reinsurance, or  reinsurance  cession to THE REINSURER  unless THE COMPANY has a signed,  currently  required  Medical  Information  Bureau authorization.

25.      GOVERNING LAW

         This Agreement shall be governed by the laws of Arizona without giving effect to the principles of conflicts of laws thereof.

26.      CURRENCY

         All payments and reporting by both parties under this Agreement will be made in United States dollars.

27.      ASSIGNMENT

         This  Agreement  is not  assignable  by  either  party  except  by the  consent  of the  other.  This  Agreement  shall not be bifurcated, partially assigned, or partially assumed without the consent of the other party.

28.      ACCESS TO RECORDS

         THE REINSURER and THE COMPANY, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration.  Such access will be provided during regular business hours at the office of the inspected party.

29.      SEVERABILITY

         If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

30.      OFFSET

         Any debts or credits, in favor of or against either THE REINSURER or THE COMPANY with respect to this Agreement are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid.

         The right of offset will not be affected or diminished because of the insolvency of either party.

31.      NOTICES

         All notices and other  communications  under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed  facsimile  transmission,  by certified or registered mail, or by an overnight  delivery service of general  commercial  use (such as UPS,  Federal  Express or  Airborne),  addressed to the  attention of the  applicable  party described as follows:

         a.   NOTICES SENT TO THE COMPANY

              Phillip J. Grigg
              Pruco Life Insurance Company
              213 Washington Street
              Newark, NJ 07102-2992

         b.   NOTICES SENT TO THE REINSURER

              Nancy Davis
              The Prudential Insurance Company of America
              213 Washington Street
              Newark, NJ 07102-2992

   In witness of the above,  THE COMPANY and THE REINSURER have by their respective  officers  executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of December 1, 2004.

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PRUCO LIFE INSURANCE COMPANY                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
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By:________________________________                         By:________________________________
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Title:_______________________________                       Title:_______________________________
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Date:_______________________________                        Date:_______________________________
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Witnessed                                                   Witnessed
By:_________________________                                By:_________________________
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Title:_______________________________                       Title:_______________________________
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Date:_______________________________                        Date:_______________________________
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